NEWS RELEASE


FOR MORE INFORMATION CONTACT:
Rick L. Catt,  President                           FOR IMMEDIATE RELEASE
  And Chief Executive Officer                         December 1, 1999
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454



                    FIRST ROBINSON FINANCIAL CORPORATION REPORTS
                            STOCK REPURCHASE PROGRAM


First Robinson Financial Corporation (OTC Bulletin Board: "FRFC"), the holding company for First Robinson Savings Bank, N.A., today announced a stock repurchase program for up to 5% of the Company's common stock commencing December 6, 1999 and concluding on June 6, 2000. The Company may repurchase up to 36,394 shares of the Company's common stock. Shares may be repurchased from time to time, in the open market, when deemed appropriate by management. A previous stock repurchase program which began April 16, 1999 has been completed with the Company purchasing 40,520 shares of the Company's common stock. The Company now has 727,871 shares outstanding.

On September 30, 1999, the Company had assets of $86.9 million, liabilities of $76.1 million and stockholders' equity of $10.8 million. Through its banking subsidiary, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.